UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2015, LogMeIn, Inc. (the “Company”) entered into a multi-currency Credit Agreement (the “Credit Agreement”) with a syndicate of banks (the “Lenders”) for which JPMorgan Chase Bank, N.A. acted as Administrative Agent and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acted as Joint Bookrunners, with J.P. Morgan Securities LLC acting as the Sole Lead Arranger. The Credit Agreement provides the Company with access to a secured revolving credit facility of up to $100 million in the aggregate (the “Facility”). The Facility may be increased by an additional $50 million subject to further commitment from the Lenders or additional lenders.

The currencies that are currently available for borrowing under the Facility are U.S Dollars, Euros, and Pound Sterling. Additional currencies may be added with the approval of all Lenders under the Facility. The maximum amount of borrowings in currencies other than U.S. Dollars is $25,000,000. The Facility also has a $10 million sub-limit for the issuance of letters of credit. The Company and its subsidiaries expect to use the Facility for general corporate purposes, including, but not limited to, the potential acquisition of complementary products or businesses, share repurchases, as well as for working capital.

Interest rates for U.S. Dollar loans under the Facility are determined, at the option of the Company, by reference to a Eurodollar rate or a base rate, and range from 1.50% to 2.00% above the Eurodollar rate for Eurodollar-based borrowings or from 0.50% to 1.00% above the defined base rate for base rate borrowings, in each case based upon the Company’s total leverage ratio. Interest rates for loans in currencies other than U.S. Dollars range from 1.50% to 2.00% above the respective London interbank offered interest rates for those currencies, also based on the Company’s total leverage ratio. The quarterly commitment fee on the undrawn portion of the Facility ranges from 0.20% to 0.30% per annum, based upon the Company’s total leverage ratio. At the time of the closing of the Facility, the applicable interest rates and the commitment fee were at the lowest rate in each range.

The Facility is available to the Company on a revolving basis during the period commencing on February 18, 2015 through February 18, 2020, meaning that revolving loans under the Facility may be borrowed, re-paid and re-borrowed until February 18, 2020, at which time all amounts outstanding must be repaid. Accrued interest on the loans is payable quarterly in arrears with respect to base rate loans and at the end of each applicable interest rate period (or at each three month interval in the case of loans with interest periods greater than three months) with respect to Eurodollar rate loans. The Company may prepay the loans or terminate or reduce the commitments in whole or in part at any time, without premium or penalty, subject to certain conditions and costs in the case of Eurodollar rate loans.

The Company and its wholly owned subsidiary LogMeIn Ireland Holding Company Limited (“LogMeIn Ireland”) are both named as borrowers under the Facility. The obligations of the Company under the Facility are guaranteed by the Company’s material U.S. subsidiaries (other than any Massachusetts securities corporation) and the obligations of LogMeIn Ireland are guaranteed by the Company, the Company’s material U.S. subsidiaries (other than any Massachusetts securities corporation) and the material first tier subsidiaries of LogMeIn Ireland. The obligations of the Company, LogMeIn Ireland and each of the guarantors are secured by substantially all of their assets, including a pledge of as 100% of the capital stock of the Company’s existing and future U.S. subsidiaries and 65% of the capital stock of the first-tier non-U.S. subsidiaries of the Company and LogMeIn Ireland. Additionally, certain interest rate swap obligations, hedging obligations and banking services obligations (including treasury management services) are guaranteed and secured on the same basis.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, change the nature of its business, make investments and acquisitions, pay dividends or make distributions, or enter into certain transactions with affiliates, in each case subject to customary and other exceptions for a credit facility of this size and type, each as further described in the Credit Agreement. The Company also imposes limits on capital expenditures of the Company and its subsidiaries and requires the Company to maintain a maximum total leverage ratio and a minimum interest coverage ratio, each as further defined in the Credit Agreement.

The Credit Agreement also includes events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all unpaid and overdue amounts (including principal, interest and fees) under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate or 2.00% above the defined base rate.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The above summary of the Facility and the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Items 1.01 and 2.03 shall be deemed to be furnished, and not filed:

10.1	Credit Agreement dated February 18, 2015, by and among the Company and LogMeIn Ireland Holding Company Limited, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Bookrunners, and J.P. Morgan Securities LLC as Sole Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: February 24, 2015	By:	/s/ Michael K. Simon
Michael K. Simon
Chief Executive Officer